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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                Current Report
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 March 27, 2002


                        Federal Realty Investment Trust
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            (Exact name of registrant as specified in its charter)


        Maryland                         1-07533              52-0782497
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(State or other jurisdiction of     (Commission File       (I.R.S. Employer
 incorporation or organization)          Number)          (Identification No.)

1626 East Jefferson Street, Rockville, Maryland                20852-4041
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    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (301) 998-8100
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                        FEDERAL REALTY INVESTMENT TRUST

ITEM 5. OTHER EVENTS.

     As used in this Current Report, references to "we," "our," the "Trust" and "Federal Realty" and similar references are to Federal Realty Investment Trust, a Maryland real estate investment trust, and its consolidated subsidiaries.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following is a description of federal income tax consequences for a holder of Federal Realty's common shares. The following discussion is not exhaustive of all possible tax consequences and does not provide a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

   The information in this section is based on the Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. We cannot assure you that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of existing law. Any change of this kind could apply retroactively to transactions preceding the date of the change. Therefore, we cannot assure you that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

   EACH PROSPECTIVE SHAREHOLDER IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO IT IN LIGHT OF ITS SPECIFIC OR UNIQUE CIRCUMSTANCES OF THE ACQUISITION, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, AND ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF FEDERAL REALTY

   GENERAL. Federal Realty has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. Federal Realty believes that it is organized and has operated in a manner so as to qualify for taxation as a REIT under the Internal Revenue Code, and Federal Realty intends to continue to operate in such a manner. Qualification and taxation as a REIT depends upon Federal Realty's ability to meet on a continuing basis, through actual annual operating results, the various requirements under the Internal Revenue Code with regard to, among other things, the source of its gross income, the composition of its assets, distribution levels and diversity of stock ownership. While Federal Realty intends to operate so that it qualifies as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in circumstances of Federal Realty, no assurance can be given that Federal Realty will continue to satisfy such tests.



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   In any year in which Federal Realty qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its REIT taxable income or capital gain that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation," at both the corporate and shareholder levels, that generally results from the use of corporate investment vehicles. However, Federal Realty will be subject to federal income tax as follows.

  . Federal Realty will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid by the REIT.

  . Under some circumstances, Federal Realty may be subject to the "alternative minimum tax" on its items of tax preference.

  . If Federal Realty has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on this income.

  . Federal Realty's net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

  . If Federal Realty fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying for the 95% test, multiplied in either case by a fraction intended to reflect Federal Realty's profitability.

  . Federal Realty will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if Federal Realty fails to distribute during each calendar year at least the sum of:

     - 85% of its REIT ordinary income for the year;

     - 95% of its REIT capital gain net income for the year; and

     - any undistributed taxable income from prior taxable years.

  . Federal Realty will be subject to a 100% tax on amounts received (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements between Federal Realty, its tenants and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

   In addition, if Federal Realty acquires any assets from a taxable "C" corporation in a carry-over basis transaction, it could be liable for specified tax liabilities inherited from the "C" corporation. If Federal Realty recognizes gain on the disposition of such assets during the ten year period beginning on the date on which such assets were acquired by it, then to the extent of such assets' "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset at the time of the acquisition by Federal Realty over
(b) the adjusted basis in such asset, determined at the time of such acquisition), such gain will be subject to tax at the highest regular corporate rate applicable. For acquisitions prior to January 2, 2002, the results described herein with respect to the recognition of Built-In Gain assume that Federal Realty made or will make an election pursuant to Notice 88-19 or Treasury Regulations that were promulgated in 2000. Federal Realty acquired assets from a "C" corporation in a carry-over basis transaction in 1995 and made the required election with respect to any Built-In Gain. Federal Realty also acquired assets from a "C" corporation in a carry-over basis transaction in 2001 and intends to make the required election with respect to any Built-In Gain. For acquisitions on or after January 2, 2002, new Treasury Regulations provide that the results described herein with respect to the recognition of Built-In Gain will automatically apply without Federal Realty making a separate election as required for acquisitions prior to January 2, 2002.

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   REQUIREMENTS FOR QUALIFICATION AS A REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association

  (1) that is managed by one or more trustees or directors;

  (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

  (4) that is neither a financial institution nor an insurance company subject to specified provisions of the Internal Revenue Code;

  (5) the beneficial ownership of which is held by 100 or more persons;

  (6) of which not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include specified entities) during the last half of each taxable year;

  (7) that makes an election to be taxable as a REIT for the current taxable year, or has made such an election for a previous taxable year which has not been revoked or terminated; and

  (8) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

   Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election is made. Condition (6) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining stock ownership under condition (6), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6).

   Federal Realty believes that it has issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow it to satisfy conditions (5) and (6) above. In addition, Federal Realty's Declaration of Trust contains restrictions regarding the transfer of its common shares that are intended to assist Federal Realty in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that Federal Realty will be able to satisfy these share ownership requirements. If Federal Realty fails to satisfy these share ownership requirements, it will fail to qualify as a REIT.

   To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If Federal Realty complies with the annual letters requirement and it does not know, and exercising reasonable diligence would not have known, whether it failed to meet condition (6) above, Federal Realty will be treated as having met condition (6).

   In addition, the corporation, trust or association must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the recordkeeping requirements of the Internal Revenue Code and the regulations promulgated thereunder.

   To qualify as a REIT, Federal Realty cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. Federal Realty has elected to be taxed as a REIT beginning with its first taxable year. Therefore, Federal Realty has not had any undistributed non-REIT earnings and profits of its own. In 1995 and 2001, Federal Realty acquired the assets of a "C" corporation through a reorganization under Section 368 of the Code. Federal Realty does not believe that it acquired any undistributed non-REIT earnings and profits in connection with these acquisitions. However, the Internal Revenue Service could determine otherwise.

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   TAXABLE REIT SUBSIDIARIES. A taxable REIT subsidiary of Federal Realty is a corporation other than a REIT in which Federal Realty directly or indirectly holds stock and that has made a joint election with Federal Realty to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of Federal Realty owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. However, a taxable REIT subsidiary does not include certain health care and lodging facilities. A taxable REIT subsidiary is subject to regular federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

   Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing Federal Realty to receive impermissible tenant services income under the REIT income tests discussed below. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to Federal Realty. In addition, Federal Realty will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT's tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

   QUALIFIED REIT SUBSIDIARIES. If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Federal Realty will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

   INCOME TESTS. In order to maintain qualification as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test, and from dividends, interest, some payments under hedging instruments and gain from the sale or disposition of stock, securities or some hedging instruments.

   Rents received by Federal Realty will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless

  (1) the tenant is a taxable REIT subsidiary,

  (2) at least 90% of the property is leased to unrelated tenants and

  (3) the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

   A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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   Generally, for rents to qualify as rents from real property for the purposes of the gross income tests, Federal Realty is allowed to provide directly only an insignificant amount of services, unless the services are both "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Income received from any other services will be treated as "impermissible tenant service income" unless the services are provided through an independent contractor that bears the expenses of providing the services and from whom Federal Realty derives no revenue or through a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income is deemed to be the greater of the amount actually received by the REIT or 150% of Federal Realty's direct cost of providing the service. If the impermissible tenant service income exceeds 1% of Federal Realty's total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of Federal Realty's total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

   Federal Realty may receive fees in consideration of the performance of property management services with respect to certain properties not owned entirely by Federal Realty. A portion of such fees, corresponding to that portion of a property owned by a third party, will not qualify under the 75% or 95% gross income test. Federal Realty also may receive certain other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income test. In addition, dividends on Federal Realty's stock in any taxable REIT subsidiaries will not qualify under the 75% gross income test. Federal Realty believes, however, that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause Federal Realty to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

   Federal Realty owns stock interests in taxable REIT subsidiaries. Each of these taxable REIT subsidiaries is taxable as a regular "C corporation." Federal Realty's share of any dividends received from these taxable REIT subsidiaries (and from any other corporation in which it owns an interest) should qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Federal Realty does not anticipate that it will receive sufficient dividends to cause it to exceed the limit on non-qualifying income under the 75% gross income test.

   If Federal Realty fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if Federal Realty's failure to meet the tests is due to reasonable cause and not due to willful neglect, Federal Realty attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on the schedule is not due to fraud with the intent to evade tax. It is not possible, however, to state whether in all circumstances Federal Realty would be entitled to the benefit of these relief provisions. For example, if Federal Realty fails to satisfy the gross income tests because non-qualifying income that Federal Realty intentionally incurs exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to a reasonable cause. If Federal Realty fails to satisfy the 75% or 95% gross income test and these relief provisions do not apply, Federal Realty will fail to qualify as a REIT. Even if these relief provisions were to apply, Federal Realty would be subject to a penalty tax based upon the amount of non-qualifying income.

   ASSET TESTS. At the close of each quarter of its taxable year, Federal Realty must satisfy six tests relating to the nature of its assets.

  (1) At least 75% of the value of Federal Realty's total assets must be represented by real estate assets, cash, cash items and government securities. Federal Realty's real estate assets include, for this purpose, its allocable share of real estate assets held by the partnerships in which it owns an interest and the non-corporate subsidiaries of those partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long-term debt of Federal Realty.

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  (2) Not more than 25% of Federal Realty's total assets may be represented by securities, other than those in the 75% asset class.

  (3) Except for equity investments in REITs, qualified REIT subsidiaries, taxable REIT subsidiaries or investments secured by real estate, the value of any one issuer's securities owned by Federal Realty may not exceed 5% of the value of Federal Realty's total assets.

  (4) Except for equity investments in REITs, qualified REIT subsidiaries, taxable REIT subsidiaries or investments secured by real estate, Federal Realty may not own more than 10% of any one issuer's outstanding voting securities.

  (5) Except for equity investments in REITs, qualified REIT subsidiaries, taxable REIT subsidiaries or investments secured by real estate, Federal Realty may not own more than 10% of the total value of the outstanding securities of any one issuer.

  (6) Not more than 20% of the value of Federal Realty's total assets may be represented by the securities of one or more taxable REIT subsidiaries.

   Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities meet the "straight debt" safe harbor and
(1) the issuer is an individual, (2) the only securities of the issuer that the REIT holds are straight debt or (3) if the issuer is a partnership, the REIT holds at least a 20% profits interest in the partnership.

   Federal Realty currently owns stock interests in taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, Federal Realty will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to these subsidiaries. Federal Realty may acquire securities in other taxable REIT subsidiaries in the future. Federal Realty believes that the aggregate value of its taxable REIT subsidiaries will not exceed 20% of the aggregate value of its gross assets.

   With respect to each issuer in which Federal Realty currently owns an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Federal Realty believes that its pro rata share of the value of the securities, including unsecured debt, of any such issuer does not exceed 5% of the total value of Federal Realty's assets and that it complies with the 10% voting securities limitation and 10% value limitation, taking into account the "straight debt" exceptions with respect to certain issuers. With respect to its compliance with each of these asset tests, however, Federal Realty cannot assure you that the Internal Revenue Service might not disagree with Federal Realty's determinations.


   After initially meeting the asset tests at the close of any quarter, Federal Realty will not lose its status as a REIT if it fails to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of its assets. If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. Federal Realty intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% 20%, or 5% asset tests or 10% value limitation. If Federal Realty were to fail to cure noncompliance with the asset tests within this time period, Federal Realty would cease to qualify as a REIT.

   ANNUAL DISTRIBUTION REQUIREMENTS. Federal Realty, in order to qualify for taxation as a REIT, is required to make dividend distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to

  (1)  the sum of

    (a) 90% of Federal Realty's REIT taxable income (computed without regard to the dividends paid deduction and Federal Realty's net capital gain) and

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    (b)  90% of the net income (after tax), if any, from foreclosure property,

  minus

  (2)  the sum of certain items of non-cash income.

Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before Federal Realty timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if Federal Realty declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, Federal Realty will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that Federal Realty does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

   A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above under TAXATION OF FEDERAL REALTY -- GENERAL, any retained amounts would be treated as having been distributed.

   Federal Realty believes that it has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that Federal Realty, from time to time, may not have sufficient cash or other liquid assets to meet the distribution requirements. In that event, Federal Realty may arrange for short-term, or possibly long-term, borrowing to permit the payments of required dividends.

   Under some circumstances, Federal Realty may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in Federal Realty's deduction for dividends paid for the earlier year. Thus, Federal Realty may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Federal Realty will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

   RECORD-KEEPING REQUIREMENTS. Federal Realty is required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

   FAILURE TO QUALIFY. If Federal Realty fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Federal Realty will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Federal Realty fails to qualify will not be required and, if made, will not be deductible by Federal Realty. Unless entitled to relief under specific statutory provisions, Federal Realty also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Federal Realty would be entitled to such statutory relief.

TAX ASPECTS OF FEDERAL REALTY'S INVESTMENTS IN PARTNERSHIPS

   GENERAL. Federal Realty holds direct or indirect interests in a number of partnerships and limited liability companies (each individually, a "partnership" and, collectively, the "partnerships"). Federal Realty believes that each of the partnerships, other than wholly owned limited liability companies, which are disregarded for tax purposes, qualifies as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of the partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of Federal Realty's assets and items of gross income would change, which could preclude Federal Realty from satisfying the asset tests and possibly the income tests and, in turn, could prevent Federal Realty from qualifying as a REIT.

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   OWNERSHIP OF PARTNERSHIP INTERESTS BY A REIT. A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, Federal Realty's proportionate share of the assets and items of income of the partnerships, including the partnership's share of assets and items of income of any subsidiaries that are partnerships or limited liability companies, are treated as assets and items of income of Federal Realty for purposes of applying the asset and income tests. Federal Realty has control over substantially all of the partnerships and limited liability companies in which it holds interests and intends to operate them in a manner that is consistent with the requirements for qualification of Federal Realty as a REIT.

   TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the partnerships. However, the special allocation rules of Section 704(c) as applied by Federal Realty do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships will cause Federal Realty to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Federal Realty to recognize taxable income in excess of cash proceeds, which might adversely affect Federal Realty's ability to comply with the REIT distribution requirements.

PROHIBITED TRANSACTIONS TAX

   Federal Realty's share of any gain realized by the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Federal Realty and its partnership subsidiaries have held and intend to continue to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties as are consistent with Federal Realty's investment objectives. Based upon such investment objectives, Federal Realty believes that, in general, the properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF TAXABLE DOMESTIC HOLDERS OF COMMON SHARES

   As used in the remainder of this discussion, the term "U.S. shareholder" means a beneficial owner of a common share of Federal Realty that is, for United States federal income tax purposes:

  . a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

  . a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust (i) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election under applicable Treasury Regulations to be treated as a United States person.

   Generally, in the case of a partnership that holds common shares of Federal Realty, any partner that would be a U.S. shareholder if it held the common shares directly is also a U.S. shareholder. A "non-U.S. shareholder" is a holder, including any partner in a partnership that holds common shares, that is not a U.S. shareholder.

   DISTRIBUTIONS. As long as Federal Realty qualifies as a REIT, distributions made to Federal Realty's taxable U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions.

   Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted basis of the U.S. shareholder's common shares. Rather, such distributions will reduce the adjusted basis of such common shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder's common shares, they will be taxable as capital gains, assuming the common shares are a capital asset in the hands of the U.S. shareholder. If Federal Realty declares a dividend in October, November or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, Federal Realty will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

   Federal Realty may elect to designate distributions of its net capital gain as "capital gain dividends." Capital gain dividends are taxed to U.S. shareholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period the shareholder has held its shares. If Federal Realty designates any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

   Federal Realty may elect to require shareholders to include Federal Realty's undistributed net capital gains in their income. If Federal Realty makes such an election, U.S. shareholders

  (1) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and

  (2) will be deemed to have paid their proportionate share of the tax paid by Federal Realty on such undistributed capital gains and thereby receive a credit or refund for such amount.

A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. The earnings and profits of Federal Realty will be adjusted appropriately.

   Federal Realty will classify portions of any designated capital gain dividend as either:

  . a 20% gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%; or

  . an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.

   Federal Realty must determine the maximum amounts that it may designate as 20% and 25% capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Designations made by Federal Realty only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares not be composed disproportionately of a particular type of dividends.

   Distributions made by Federal Realty and gain arising from the sale or exchange by a U.S. shareholder of common shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from Federal Realty generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder

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

may elect to treat capital gain dividends and capital gains from the disposition of common shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. Federal Realty will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. shareholders may not include in their individual income tax returns any net operating losses or capital losses of Federal Realty. Federal Realty's operating or capital losses would be carried over by Federal Realty for potential offset against future income, subject to applicable limitations.

   SALES OF SHARES. Upon any taxable sale or other disposition of common shares, a U.S. shareholder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between:

  (1) the amount of cash and the fair market value of any property received on such disposition; and

  (2) the holder's adjusted basis in the common shares for tax purposes.

   Gain or loss will be capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the shareholder's holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the shareholder's tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25%, which is generally higher than the long-term capital gain tax rates for non-corporate shareholders, to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Shareholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

   In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of shares that have been held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, but only to the extent of distributions received by the U.S. shareholder from Federal Realty that are required to be treated by such U.S. shareholder as long-term capital gains.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

   Provided that a tax-exempt shareholder has not held its common shares as "debt financed property" within the meaning of the Internal Revenue Code, the dividend income from Federal Realty will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt shareholder. Similarly, income from the sale of common shares will not constitute UBTI unless the tax-exempt shareholder has held its share as debt financed property within the meaning of the Internal Revenue Code or has used the common shares in a trade or business.

   However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in Federal Realty will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

   Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" are treated as UBTI as to any trust which is described in
Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

   A REIT is a pension-held REIT if it meets the following two tests:

  (1) it would not have qualified as a REIT but for the provisions of Section 856(h)(3) of the Internal Revenue Code, which provide that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

     (2) either

     (a) at least one pension trust holds more than 25% of the value of the interests in the REIT, or

     (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

   The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. Based on both its current share ownership and the limitations on transfer and ownership of shares contained in its Declaration of Trust, Federal Realty does not expect to be classified as a pension-held REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

   DISTRIBUTIONS BY FEDERAL REALTY. Distributions by Federal Realty to a non-U.S. shareholder that are neither attributable to gain from sales or exchanges by Federal Realty of "U.S. real property interests" nor designated by Federal Realty as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of Federal Realty's current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. shareholder of a U.S. trade or business. Under some treaties, however, lower tax and withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. shareholders are taxed with respect to these dividends and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

   Federal Realty expects to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. shareholder unless:

  (1) a lower treaty rate applies and the non-U.S. shareholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced rate with Federal Realty; or

  (2) the non-U.S. shareholder files an Internal Revenue Service Form W-8ECI with Federal Realty claiming that the distribution is effectively connected with the non-U.S. shareholder's trade or business.

   Distributions in excess of Federal Realty's current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. shareholder in its common shares will reduce the non-U.S. shareholder's adjusted basis in its Federal Realty's common shares and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits of Federal Realty that do exceed the adjusted basis of the non-U.S. shareholder in its common shares will be treated as gain from the sale of its common shares, the tax treatment of which is described below. See "Taxation of Non-U.S. Shareholders--Sale of Common Shares."

   Federal Realty may be required to withhold at least 10% of any distribution in excess of its current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S.

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

shareholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

   Distributions to a non-U.S. shareholder that are designated by Federal Realty at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  . the investment in the common shares is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

  . the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

   Federal Realty will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to foreign shareholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of Federal Realty's net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. shareholder's United States federal income tax liability.

   Although the law is not clear on the matter, it appears that amounts designated by Federal Realty as undistributed capital gains in respect of the common shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by Federal Realty of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by Federal Realty on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by Federal Realty were to exceed their actual United States federal income tax liability.

   Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. shareholder that are attributable to gain from sales or exchanges by Federal Realty of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. shareholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation.

   SALE OF COMMON SHARES. Gain recognized by a non-U.S. shareholder upon the sale or exchange of Federal Realty common shares generally would not be subject to United States taxation unless:

  . the investment in Federal Realty common shares is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;

  . the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  . Federal Realty common shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

   Federal Realty's common shares will not constitute a United States real property interest if Federal Realty is a domestically controlled REIT. Federal Realty will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders.

   Federal Realty believes that, currently, it is a domestically controlled REIT and, therefore, that the sale of Federal Realty's common shares would not be subject to taxation under FIRPTA. Because Federal Realty's common shares are publicly traded, however, Federal Realty cannot guarantee that it is or will continue to be a domestically controlled REIT.

   Even if Federal Realty does not qualify as a domestically controlled REIT at the time a non-U.S. shareholder sells its Federal Realty common shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  . the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  . the selling non-U.S. shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

   If gain on the sale or exchange of Federal Realty common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

 U.S. SHAREHOLDERS

   In general, information reporting requirements will apply to payments of distributions on common shares and payments of the proceeds of the sale of common shares to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 30% (currently scheduled to be reduced to 28% by 2006) if:

  . the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  . the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  . there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  . there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

   Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

 NON-U.S. SHAREHOLDERS

   Generally, information reporting will apply to payments of distributions on common shares, and backup withholding at a rate of 30% (currently scheduled to be reduced to 28% by 2006) may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

   The payment of the proceeds from the disposition of common shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. shareholder's foreign status and has no actual knowledge to the contrary.

   Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some shareholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the shareholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

OTHER TAX CONSIDERATIONS

     A portion of Federal Realty's income is earned through the taxable REIT subsidiaries. The taxable REIT subsidiaries are regular "C corporations" and thus pay federal, state and local income taxes on their net income at normal corporate rates. Furthermore, a taxable REIT subsidiary may be limited in its ability to deduct interest payments made to Federal Realty.

   Federal Realty and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Federal Realty and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares of Federal Realty.

     Any federal, state or local income taxes that Federal Realty and the taxable REIT subsidiaries are required to pay will reduce the cash available for distribution by Federal Realty to its shareholders.

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

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FEDERAL REALTY INVESTMENT TRUST

Date: March 27, 2002                    By: /s/ NANCY J. HERMAN
                                           ------------------------------
                                           Nancy J. Herman
                                           Senior Vice President--General
                                            Counsel and Secretary